Exhibit 99.1

Concur Exceeds Revenue and Earnings Expectations in Second Quarter of Fiscal 2010

Company continues to invest and execute against strategic priorities; launch of Concur Breeze addresses increasing demand from small and mid-sized businesses

REDMOND, Wash., May 3 — Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today reported financial results for its second fiscal quarter ended March 31, 2010.

Concur reported total revenue for the second quarter of fiscal 2010 of $72.8 million. Total revenue for the quarter was up 17% from the year-ago quarter and up 8% from the prior quarter. Fiscal 2010 second quarter net income was $6.8 million, or $0.13 per share, exceeding company expectations. This compares to net income of $6.7 million, or $0.13 per share, in the year-ago quarter.

“We executed exceptionally well across the business in the second quarter of fiscal 2010, resulting in revenue, earnings and cash flow coming in well ahead of our expectations,” said Steve Singh, chairman and CEO of Concur. “The year-over-year growth rate for the second quarter of fiscal 2010 was significantly ahead of our expectations and, perhaps just as importantly, our growth comes on top of solid year-over-year growth in the same quarter last year.”

Singh continued, “We see a variety of opportunities to continue to grow our business substantively over the next five years. These vehicles include growing our customer base in the markets we currently serve, geographic expansion, addressing the emerging business sector with new solutions like Concur Breeze, and of course continuing to deliver new innovative services that drive greater efficiency into the corporate travel supply chain. We are committed to investing aggressively against each of these long-term growth opportunities and driving compelling value for our shareholders.”

Financial Highlights

•	Total revenue was $72.8 million for the second quarter of fiscal 2010, up 17% compared to the year-ago quarter, and up 8% sequentially.

•	Net income was $6.8 million, or $0.13 per share, for the second quarter of fiscal 2010, compared to $6.7 million, or $0.13 per share, for the year-ago quarter.

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Non-GAAP pretax income was $16.2 million, or $0.31 per share, for the second quarter of fiscal 2010, compared to $14.2 million, or $0.28 per share, for the year-ago quarter. Non-GAAP net income was $10.4 million, or $0.20 per share, for the second quarter of fiscal 2010, compared to $9.1 million, or $0.18 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 23% for the second quarter of fiscal 2010, unchanged from the year-ago quarter.

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Cash flows from operations were $18.2 million for the second quarter of fiscal 2010, down 23% from the year-ago quarter. Cash flows from operations were $32.4 million year-to-date for fiscal 2010, up 18% compared to the same period of last year.

Recent Business Highlights

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Concur released Concur® Breeze – the new online expense reporting service designed specifically for small and mid-sized businesses – with a free 30-day trial available on concurbreeze.com and the Google Apps Marketplace™.

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Concur released significant new updates, available exclusively to Concur® Travel & Expense clients, that help enhance the level of detail available within expense reports and optimize the system configuration. These updates include:

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Ancillary airline fee reporting – Concur clients can now capture and report on the growing volume of ancillary charges associated with basic flight needs, such as checked baggage, upgrades, seats, airline clubs and on-board expenses.

•	Google Maps™ integration for mileage expense management – Concur solutions are now integrated with Google Maps, allowing users to enter mileage expenses leveraging the Google Maps interface.

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Best Practices Dashboard – Concur’s new Best Practices Dashboard provides clients with a series of reports that rate, in graphical format, the level of optimization of specific features/functions within Concur Travel & Expense to help them more effectively implement, use and configure the solution.

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Concur announced the closing of its offering of $287.5 million aggregate principal amount of 2.5% convertible senior notes due in 2015. The company expects to use the net proceeds of the convertible note offering for general corporate purposes, including potential acquisitions and strategic transactions.

•	Concur announced the appointment of Frank Pelzer as chief financial officer, effective as of May 17, 2010.

•	Concur announced the appointment of Michael T. Koetting as executive vice president, supplier management and advertising.

•	Concur announced the retirement of William W. Canfield from the Concur board of directors.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

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Concur expects net income per share for the third quarter of fiscal 2010 to be $0.06, non-GAAP pre-tax income per share to be $0.29, and non-GAAP net income per share to be $0.17. Non-GAAP pre-tax income for the quarter is expected to include approximately $2.1 million or $0.04 per share of interest expense and fees related to the newly issued 2.5% convertible notes. Net income per share is expected to include an additional $2.4 million or $0.05 per share ($1.5 million or $0.03 per share including the impact of income taxes) of non-cash amortization of note discount costs. All of the above assumes an estimated effective tax rate of 36.5% for the year as a whole.

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Concur expects net income per share for fiscal 2010 to be $0.39, non-GAAP pre-tax income per share to be $1.20, and non-GAAP earnings per share to be $0.76. Non-GAAP pre-tax income for the fiscal year is expected to include approximately $4.2 million or $0.08 of interest expense and fees related to the newly issued 2.5% convertible notes. Net income per share is expected to include an additional $4.8 million or $0.09 per share ($3.1 million or $0.06 per share including the impact of income taxes) of non-cash amortization of note discount costs. All of the above assumes an estimated effective tax rate of 36.5% for the year as a whole.

•	Concur expects the fiscal 2010 non-GAAP operating margin to be 23% or more for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2010 to be between $75 million and $77 million, and capital expenditures of approximately $18 million.

About Concur

Concur is the world’s leading provider of on-demand services that help small, mid-sized and large organizations increase efficiency, manage employee spend and control operational costs. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: adverse economic or market conditions, such as the recent broad recession, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our recent offering of convertible senior notes.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Fricke, Weber Shandwick for Concur, 425-452-5468, sfricke@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Revenues	$72,816	$61,991	$140,469	$120,555

Expenses (1):
Cost of operations	21,521	18,938	41,692	36,812
Sales and marketing	22,712	17,770	43,484	35,332
Systems development and programming	7,127	6,187	14,017	12,379
General and administrative	8,636	6,793	16,350	13,981
Amortization of intangible assets	1,833	1,541	3,688	3,082

Total expenses	61,829	51,229	119,231	101,586

Operating income	10,987	10,762	21,238	18,969

Other income (expense):
Interest income	294	322	605	1,468
Interest expense	(440)	(117)	(543)	(250)
Other, net	(332)	(422)	(492)	(567)

Total other income (expense), net	(478)	(217)	(430)	651

Income before income tax	10,509	10,545	20,808	19,620

Income tax expense	3,682	3,796	7,439	7,062

Net income	$6,827	$6,749	$13,369	$12,558

Net income per share available to common stockholders:
Basic	$0.14	$0.14	$0.27	$0.26
Diluted	0.13	0.13	0.25	0.24

Weighted average shares used in computing net income per share:
Basic	49,454	48,430	49,248	48,624
Diluted	52,738	51,174	52,619	51,473

(1) Includes share-based compensation as follows:
Cost of operations	$597	$326	$1,081	$710
Sales and marketing	1,786	844	3,493	1,847
Systems development and programming	576	373	1,076	806
General and administrative	907	598	1,715	1,281

Total share-based compensation	$3,866	$2,141	$7,365	$4,644

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2009	September 30, 2009
Assets
Current assets:
Cash and cash equivalents	$162,997	$119,185
Short-term investments	124,045	143,549
Restricted cash	3,142	3,599
Receivable from senior convertible notes offering and warrants	265,200	—
Accounts receivable, net of allowance of $2,867 and $3,680	48,480	45,801
Deferred tax assets	24,063	24,570
Deferred costs and other assets	20,963	18,979

Total current assets	648,890	355,683
Non-current assets:
Property and equipment, net	33,489	33,999
Investments	6,045	4,045
Deferred costs and other assets	20,407	19,964
Intangible assets, net	39,831	44,383
Deferred tax assets	17,397	23,904
Goodwill	190,077	188,907

Total assets	$956,136	$670,885

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,501	$3,638
Customer funding liabilities	62,391	56,424
Note hedges payable	52,300	—
Accrued compensation	12,002	17,508
Acquisition-related liabilities	—	902
Other accrued expenses and liabilities	7,728	10,539
Short-term lease liabilities and other	777	1,129
Deferred revenues	41,536	34,955

Total current liabilities	180,235	125,095
Non-current liabilities:
Senior convertible notes, net	194,331	—
Long-term lease liabilities and other	—	199
Deferred rent	1,468	1,601
Deferred revenues	13,423	14,083
Tax liabilities	8,185	8,577

Total liabilities	397,642	149,555

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	50	49
Authorized shares: 195,000
Shares issued and outstanding: 49,707 and 48,988
Additional paid-in capital	667,208	640,911
Accumulated deficit	(105,782)	(119,151)
Accumulated other comprehensive loss	(2,982)	(479)

Total stockholders’ equity	558,494	521,330

Total liabilities and stockholders’ equity	$956,136	$670,885

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Operating activities:
Net income	$6,827	$6,749	$13,369	$12,558
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,833	1,541	3,688	3,082
Depreciation	4,164	4,104	8,296	8,140
Net recovery of sales allowances	(485)	(383)	(814)	(863)
Share-based compensation expense	3,866	2,141	7,365	4,644
Deferred income taxes	3,659	3,360	7,043	6,029
Changes in operating assets and liabilities:
Accounts receivable	(4,451)	3,236	(2,140)	2,371
Deferred costs and other assets	(1,822)	(1,820)	(2,529)	(3,026)
Accounts payable	(534)	1,977	(19)	2,670
Accrued liabilities	915	2,488	(7,996)	(10,391)
Deferred revenues	4,270	353	6,128	2,300

Net cash provided by operating activities	18,242	23,746	32,391	27,514

Investing activities:
Purchases of investments	(55,942)	—	(93,201)	—
Maturities of investments	72,098	—	112,737	—
Increase in customer funding liabilities, net of changes in restricted cash	20,808	2,306	6,389	1,199
Investment in unconsolidated affiliate	(2,000)	(4,020)	(2,000)	(4,020)
Purchases of property and equipment	(4,014)	(4,943)	(7,659)	(10,545)
Payments for acquisitions, net of cash acquired	(2,378)	(144)	(3,540)	(158)

Net cash provided by (used in) investing activities	28,572	(6,801)	12,726	(13,524)

Financing activities:
Payments for issuance of common stock, net	—	(2,829)	—	(2,829)
Net (payments) proceeds from share-based award activity	(2,603)	(909)	(1,489)	927
Proceeds from employee stock purchase plan activity	435	—	720	350
Payments on repurchase of common stock	—	—	—	(54,773)
Repayments of debt and capital leases	(279)	(430)	(551)	(852)

Net cash used in financing activities	(2,447)	(4,168)	(1,320)	(57,177)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(91)	(280)	15	(2,383)

Net increase (decrease) in cash and cash equivalents	44,276	12,497	43,812	(45,570)
Cash and cash equivalents at beginning of period	118,721	209,658	119,185	267,725

Cash and cash equivalents at end of period	$162,997	$222,155	$162,997	$222,155

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Operating income:
Operating income	$10,987	$10,762	$21,238	$18,969
Income from operations as a % of total revenue (Operating Margin)	15%	17%	15%	16%
Add back:
Share-based compensation expense	3,866	2,141	7,365	4,644
Amortization of intangible assets	1,833	1,541	3,688	3,082

Non-GAAP operating income	$16,686	$14,444	$32,291	$26,695

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	23%	23%	23%	22%

Net income:
Net income	$6,827	$6,749	$13,369	$12,558
Add back:
Share-based compensation expense	3,866	2,141	7,365	4,644
Amortization of intangible assets	1,833	1,541	3,688	3,082
Income tax expense	3,682	3,796	7,439	7,062

Non-GAAP pre-tax income	16,208	14,227	31,861	27,346
Income tax expense (1)	5,794	5,122	11,390	9,845

Non-GAAP net income	$10,414	$9,105	$20,471	$17,501

Diluted net income per share:
Diluted net income per share	$0.13	$0.13	$0.25	$0.24
Add back:
Share-based compensation expense	0.07	0.04	0.14	0.09
Amortization of intangible assets	0.04	0.03	0.07	0.06
Income tax expense	0.07	0.08	0.15	0.14

Non-GAAP diluted pre-tax income per share	0.31	0.28	0.61	0.53
Income tax expense (1)	0.11	0.10	0.22	0.19

Non-GAAP diluted net income per share	$0.20	$0.18	$0.39	$0.34

Shares used in calculation of diluted non-GAAP income per share:	52,738	51,174	52,619	51,473

(1) The effective tax rate used for the period:	35.8%	36.0%	35.8%	36.0%

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Amortization of note discount. Starting in the third quarter of 2010, Concur will record interest expense associated with the issuance of the convertible senior notes. In accordance with GAAP, the interest expense will include the amortization of the note discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense. Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets, amortization of note discount and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share.